UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): April 4, 2006

THE JONES FINANCIAL COMPANIES, L.L.L.P.

(Exact Name of Registrant as Specified in Charter)

Missouri	0-16633	43-1450818
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12555 Manchester Road, St. Louis, Missouri	63131-3729
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(314) 515-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 4, 2006, Boone National Savings and Loan Association, F.A., a federally chartered stock savings and loan association (“Boone” ), The Jones Financial Companies, L.L.L.P., a Missouri limited liability limited partnership (“Jones”) and Commerce Bank, N.A. (“Commerce”) entered into a Purchase and Assumption Agreement (the “Purchase Agreement”) pursuant to which Commerce agreed to acquire from Jones substantially all of the assets and to assume substantially all of the liabilities of Boone related to its banking business. Upon consummation of the transactions contemplated by the Purchase Agreement, Boone will no longer be in engaged in the business of banking. Boone will be renamed the Edward Jones Trust Company and will carry on the business currently being conducted by the Edward Jones Trust Company as a division of Boone. The information set forth herein is qualified by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 10.1.

Consummation of the transactions contemplated by the Purchase Agreement is subject to approval by regulatory authorities and to the satisfaction of certain other conditions set forth in the Purchase Agreement. The transactions contemplated by the Purchase Agreement are expected to close in the third quarter of 2006.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Purchase and Assumption Agreement dated April 4, 2006, among Boone National Savings and Loan Association, F.A., The Jones Financial Companies, L.L.L.P. and Commerce Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE JONES FINANCIAL COMPANIES, L.L.L.P. (Registrant)

Date: April 7, 2006	By:	/s/ Steven Novik
Steven Novik
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Purchase and Assumption Agreement dated April 4, 2006, among Boone National Savings and Loan Association, F.A., The Jones Financial Companies, L.L.L.P. and Commerce Bank, N.A.

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